UNITEDSTATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2008

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, A. M. Castle & Co., Inc. (the "Company") announced that it has appointed Mr. Scott F. Stephens, age 39, as the Company’s new Vice President and Chief Financial Officer, effective July 1, 2008. Mr. Stephens will replace Mr. Larry A. Boik, who has served the Company in the role of Vice President-Finance and Chief Financial Officer since October 2004. Mr. Boik will serve as Chief Financial Officer through June 30, 2008 and will remain with the Company through July, 2008 in order to assist the Company and to ensure a smooth transition of responsibility.

Since 2006, Mr. Stephens has served as Chief Financial Officer at Lawson Products, Inc., a $500 million distributor and marketer of systems, services and products to the industrial, commercial and institutional maintenance, repair and operations marketplace. From 2004 to 2006, Mr. Stephens served as Senior Vice President Finance and Accounting at Lawson Products. Prior thereto, from 2000 to 2004, Mr. Stephens served as Chief Financial Officer of Wormser Company.

The Company has agreed to pay Mr. Stephens a base salary of $310,000 per year. Mr. Stephens will participate in the Company’s short-term incentive plan (“STIP”), with a target bonus for 2008 of 60% of annual base salary and a maximum bonus for 2008 of 120% of annual base salary. For 2008, Mr. Stephens will receive a guaranteed payment under the Company’s STIP equal to the target bonus prorated for the number of months employed at the Company (or $93,000). Mr. Stephens will participate in the Company’s long-term incentive plan (“LTIP”), with a target LTIP payout of common stock for 2008-2010 performance period of 80% of annual base salary and a maximum LTIP payout for 2008-2010 or 160% of annual base salary. For the 2008-2010 LTIP, Mr. Stephens will receive 9,400 shares of common stock at target and 18,800 shares of common stock at maximum, prorated for the number of months employed at the Company.

As additional compensation for the loss of a portion of Mr. Stephen’s long term incentive award from his prior employer, subject to approval by the Human Resources Committee of the Board of Directors and the Company’s Board of Directors, Mr. Stephens will receive an award of $200,000 in restricted stock which would vest upon the completion of 18 months of service with the Company.

A copy of the Company's press release is attached to this Report as Exhibit 99.1 and is incorporated by reference to this Item 5.02.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
/s/ Sherry L. Holland
Sherry L. Holland
Vice President, General Counsel and Secretary

Date:	June 17, 2008